SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-56192	82-2619815 (I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

(Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2020, the Registrant’s Board of Directors met in a special meeting and resolved to approve an amendment to the Registrant’s Certificate of Incorporation, increasing the number of authorized common shares from 50,000,000 to 125,000,000. The Board then called for a special meeting of the shareholders to consider the amendment. On December 3, 2020, shareholders holding a majority of the shares eligible to vote consented to the proposed amendment of the Certificate of Incorporation, increasing the number of shares of authorized common stock from 50,000,000 to 125,000,000. The number of authorized preferred shares and the Registrant’s fiscal year end were unchanged by the amendment.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

3(i)	Certificate of Amendment	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 9, 2020

ELECTROMEDICAL TECHNOLOGIES, INC.

By: /s/ Matthew Wolfson

Matthew Wolfson

Chief Executive Officer

(Principal Executive Officer)